UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2009

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SAFE TECHNOLOGIES INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-17746	22-2824492
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 N Federal Highway, Suite 200, Boca Raton, FL     33432

(Address of principal executive offices)     (Zip Code)

(866) 297-5070

Registrant’s telephone number, including area code

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01

Changes in Registrant’s Certifying Accountant

Our current independent accountant, Baum & Company, P.A., resigned on December 17, 2009. Baum & Company’s reports on our financial statements for the past two years ended December 31, 2008 and 2007 did not contain any adverse opinion or disclaimer of opinion, except for qualifications as to an uncertainty with going concern. During those fiscal years, and the subsequent interim periods during 2009, there were no disagreements with Baum & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Baum & Company, would have caused Baum & Company to make reference to the subject matter of the disagreements in connection with its reports on the Company’s financial statements during such periods. None of the events described in Item 304(a)(1)(iv) of Regulation S-K occurred during the two most recent fiscal years and any subsequent interim periods preceding the resignation of Baum & Company.

We have retained J.H. Cohn LLP as the Company’s new independent registered public accounting firm to provide audit services for the Company, beginning with the fiscal year ended December 31, 2009. During the period that Baum & Company served as the Company’s principal accountant, the Company did not consult with J.H. Cohn regarding the application of accounting principles to a specific transaction, or type of audit opinion that might be rendered on the Company’s financial statements and no written or oral advice was provided by J.H. Cohn that was a factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issues, and the Company did not consult with J.H. Cohn on or regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

A copy of this report was sent to Baum & Company, and Baum & Company’s response stating whether it agrees with the statements made in this report and, if not, stating the respects in which it does not agree, is attached as an Exhibit.

Item 9.01

Exhibits

Exhibit No.
99	Letter from Baum & Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safe Technologies International, Inc.

Date:	December 17, 2009	By:	/s/ CHRISTOPHER L. KOLB
Christopher L. Kolb, President